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Exhibit 99.1

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
SEACOR Holdings Inc.
460 Park Avenue, 12th Floor
New York, New York 10022

Dear Members of the Board:

        We hereby consent to the inclusion of our opinion letter as Annex D to, and to the reference thereto under the captions "SUMMARY OF THE MERGER—Opinion of UBS Securities LLC—SEACOR," and "THE PROPOSED MERGER—Opinion of UBS Securities LLC—SEACOR" in, the Joint Proxy Statement/Prospectus of SEACOR Holdings Inc. ("SEACOR") and Seabulk International, Inc. ("Seabulk") relating to the proposed merger transaction involving SEACOR and Seabulk, which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of SEACOR. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/S/ UBS SECURITIES LLC UBS SECURITIES LLC

New York, New York
April 21, 2005

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